January 14, 2014

U.S. Securities and Exchange Commission

100 F. Street, NE

Washington, DC 20549

Re: DMC Beverage Corp. — SEC File No. 333-190831

Gentlemen:

We have read the statements of DMC Beverage Corp. in Item 4.01 on Form 8-K dated August 26, 2013 (and filed by the Company on or about January 14, 2014) and are in agreement with such statements.

/s/ Comiskey & Company

PROFESSIONAL CORPORATION